PROXY

         THIS PROXY (this "Proxy"), dated as of June 19, 2007, is made and entered into by and among Kronos Advanced Technologies, Inc., a Nevada corporation ("Company"), and each of the undersigned holders of securities of the Company who are signatories hereto (each, a "Security Holder").

         WHEREAS, contemporaneously with the execution of this Agreement, the Company and each Security Holder have entered into a Voting Agreement of even date herewith (the "Voting Agreement") pursuant to which each Security Holder has agreed to vote (i) in favor of a slate of directors of the Company's board of directors as proposed by AirWorks Funding LLLP ("AirWorks"), subject to the composition of such slate's compliance with all applicable laws and regulations,
(ii) in favor of adjusting the size of the Company's board of directors such that upon the election of the slate of directors proposed by AirWorks, such directors hold a majority of the seats on the Company's board of directors,
(iii) in favor of approving an amendment to the Company's articles of incorporation to increase the Company's authorized common stock to a number of shares necessary to allow the Lenders (as below defined) to convert the entire amount of the Financing (as below defined) into shares of common stock of the Company as provided in the Funding Agreement (as below defined), (iv) in favor of reincorporating the Company in Delaware, subject to the Company's board of director's recommendation of such action (v) in favor of a reverse stock split proposed by AirWorks or the Company's board of directors and (vi) against any action or transaction that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of any of the foregoing., or refrain from taking, certain actions to allow the Company to obtain secured convertible debt financing from AirWorks and other individuals and entities (AirWorks and such other individuals and entities are collectively referred to herein as, the "Lenders") in an amount up to $18,159,000 (the "Financing") pursuant to the terms of that certain Funding Agreement of even date herewith (the "Funding Agreement");

         WHEREAS, each Security Holder owns securities of the Company and desires to enter into this Proxy pursuant to which he, she or it agrees, among other things, that Richard E. Perlman may vote all of the Subject Shares (as defined in the Voting Agreement) held by such Security Holder in favor of the actions contemplated by the Voting Agreement; and

         WHEREAS, the Lenders would not provide the Financing in the absence of this Proxy, and the Security Holders hereby acknowledge that each of them will derive a benefit as a result of the Financing.

         NOW, THEREFORE, in consideration of the foregoing and of the promises, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. Proxy. By executing this Proxy, each Security Holder hereby irrevocably appoints Richard E. Perlman, the attorney, agent and proxy for the undersigned and in the name, place and stead of the undersigned, in respect of any of the matters set forth in clauses (i) through (vi) of the first "Whereas" clause above set forth, to vote or, if applicable, to give written consent, with respect to all the Subject Shares owned by such Security Holder which such Security Holder is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of each Security Holder and shall not be terminated by operation of law upon the occurrence of any event, including the death or incapacity of any Security Holder. The proxy granted hereby and set forth herein shall operate to revoke any prior proxy as to the Subject Shares heretofore granted by any Security Holder. This proxy shall terminate on the Expiration Date (as defined in the Voting Agreement). This proxy has been executed in accordance with Section 78.355 of the Nevada Revised Statutes.

2. General Provisions.

(a) Amendments. This Proxy may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to each party hereto at his, her or its address set forth below such party's name on the signature page hereto (or at such address for a party as shall be specified by like notice).

(c) Interpretation. When a reference is made in this Proxy to a Section, such reference shall be to a Section of this Proxy unless otherwise indicated. The headings contained in this Proxy are for reference purposes only and shall not affect in any way the meaning or interpretation of this Proxy. Wherever the words "include, or "including" are used in this Proxy, they shall be deemed to be followed by the words "without limitation."

(d) Counterparts. This Proxy may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

(e) Entire Agreement; No Third Party Beneficiaries. This Proxy (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(f) Governing Law. This Proxy shall be governed by, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

3. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Proxy (including the provisions of Section 2) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive relief to prevent any threatened breach of this Agreement.

4. Severability. In the event that any provisions of this Proxy or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Proxy shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Proxy with a valid and enforceable provision that will achieve, to the fullest extent possible, the original intent of the parties.

5. Fiduciary Duties. Each Security Holder is signing this Proxy solely in such Security Holder's capacity as an owner of his, her or its respective securities of the Company and/or Subject Shares, and nothing in this Proxy shall prohibit, prevent or preclude such Security Holder from taking or not taking any action in his, her or its capacity as an officer of director of the Company, to the extent any such action is not in conflict with provisions hereof.


                                 ***************

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                      COMPANY:

                                      Kronos Advanced Technologies, Inc.


                                      By:    /s/ Richard F. Tusing
                                             -----------------------------
                                      Name:  Richard F. Tusing

                                      Title:    COO
                                      Address:  464 Common Street, Suite 301
                                                Belmont, MA 02478



                                            STOCKHOLDERS:
Security Holder                                             Subject Shares
---------------                                             --------------
                                                                                        Options to Purchase Shares
                                                            Shares of Stock Held        of Stock Held by Security
                                                            by Security Holder          Holder

/s/ Daniel R. Dwight                                               1,201,926                       7,191,206
-------------------------------------------
Daniel R. Dwight
Address:     464 Common Street, Suite 301
             Belmont, MA 02478

/s/ James McDermott                                                  294,118                         638,459
-------------------------------------------
James McDermott
Address:     464 Common Street, Suite 301
             Belmont, MA 02478

/s/ Milton Segal                                                           -                         573,500
-------------------------------------------
Milton Segal
Address:     464 Common Street, Suite 301
             Belmont, MA 02478

/s/ Richard Tusing                                                   852,752                       3,391,756
-------------------------------------------
Richard Tusing
Address:     464 Common Street, Suite 301
             Belmont, MA 02478

/s/ Igor Krichtafovitch                                            1,053,000                       4,955,726
-------------------------------------------
Igor Krichtafovitch
Address:     15241 NE 90th Street
             Redmond, WA 98052

/s/ Richard A. Sun                                                 4,587,400                               -
-------------------------------------------
Richard A. Sun
Address:     10182 Castlewood Lane
             Oakton, VA 22124

/s/ Richard A. Sun                                                   601,500                               -
-------------------------------------------
Richard A. Sun, as attorney-in-fact for
Fredric R. Gumbinner
Address:     11200 Sorrel Ridge Lane
             Oakton, VA 22124